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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          THE ST. PAUL COMPANIES, INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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Attached is a message with respect to the St. Paul's Annual Shareholders'
meeting to be held May 5, 1998 which will be included in Proxy Statement material mailings to participants in certain St. Paul Benefit Plans.

Dear Participant,

As a participant in The St. Paul Companies, Inc. Savings Plus Plan and/or
The St. Paul Companies, Inc. Stock Ownership Plan, (which consists of the Employee Stock Ownership Plan ("ESOP") accounts and the Savings Plus Preferred Stock Ownership Plan ("PSOP") accounts), you have the right to direct Fidelity Management Trust Company ("Fidelity") as trustee of Savings Plus and the PSOP accounts, and First Trust N.A. ("First Trust"), as trustee of the ESOP accounts, on how to vote the shares of St. Paul stock credited to your account under the plans.

The enclosed proxy card will also serve as a trustee instruction card that you may use to give voting instructions to Fidelity and First Trust. Your directions to the trustees will be kept confidential.

If First Chicago Trust Company of New York which is acting as the tabulating agent does not receive your instruction card by April 30, 1998, Fidelity will
(1) not vote the shares of common stock credited to your account under The St. Paul Companies, Inc. Savings Plus Plan and (2) vote in its sole discretion the shares of preferred stock credited to your PSOP account under The St. Paul Companies, Inc. Stock Ownership Plan. Fidelity will also vote in its sole discretion the shares of preferred stock not credited to participants' accounts under The St. Paul Companies, Inc. Stock Ownership Plan.

If First Chicago Trust Company of New York receives your proxy card by April 30, 1998, First Trust will vote all ESOP shares credited to participants' accounts under The St. Paul Companies, Inc. Stock Ownership Plan as instructed.

For your information the following codes and the accounts that they represent may appear on your proxy card:


       Common       Shares held in your name in certificate form, including dividend reinvestment
       Sav+         Shares held in your Savings Plus Common Stock Fund Account
       ESOP         Shares held in your ESOP Account
       BSOP         Portion of the December 31, 1997 ESOP allocation that come from Broker
                     Stock Ownership Plan Shares.
       PSOP         Shares of Preferred Stock held in the Preferred Stock Ownership Plan. These shares are entitled to four votes at the meeting.
       ESIP         Shares held in the Employee Stock Investment Plan
       RSAP         Restricted Stock







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